                           AMENDMENT NO. 2 AND WAIVER

         AMENDMENT NO. 2 AND WAIVER, dated as of August 5, 2003 (this "Amendment No. 2"), to the Credit Agreement, dated as of March 14, 2003, among Moore Holdings U.S.A. Inc., as the borrower (the "Borrower"), Moore Wallace Incorporated (formerly known as Moore Corporation Limited), as Canadian Parent (the "Canadian Parent"), the Lenders from time to time party thereto, Bank One, NA, Fleet National Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Citicorp North America, Inc., as Administrative Agent (the "Administrative Agent"), and Deutsche Bank Securities Inc., as Syndication Agent (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), is among the Borrower, the Canadian Parent, the Lenders listed on the signature pages hereto, the Administrative Agent and the Additional B1 Term Loan Lenders (as defined below) listed on the signature pages hereto. Capitalized terms used and not otherwise defined therein shall have the meanings assigned to them in the Credit Agreement (as amended hereby).

         WHEREAS, the Borrower desires to create a new class of B1 Term Loans under the Credit Agreement (the "B1 Term Loans") having identical terms with, having the same rights and obligations under the Credit Documents as, and in the same aggregate principal amount as, the B Term Loans, as set forth in the Credit Documents, except as such terms are amended hereby;

         WHEREAS, each B Term Loan Lender who executes and delivers this Amendment No. 2 shall be deemed, upon the Amendment Effective Date (as defined below), to have exchanged its B Term Loans (which B Term Loans shall thereafter be deemed repaid) for a B1 Term Loan Commitment (a "B1 Term Loan Commitment") and B1 Term Loans in the same aggregate principal amount as such Lender's B Term Loans, and such Lender shall thereafter become a B1 Term Loan Lender (each, a "B1 Term Loan Lender");

         WHEREAS, each Person who executes and delivers this Amendment No. 2 as an Additional B1 Term Loan Lender (each, an "Additional B1 Term Loan Lender") will make B1 Term Loans on the Amendment Effective Date (each, an "Additional B1 Term Loan") to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of B Term Loans of B Term Loan Lenders who do not execute and deliver this Amendment No. 2;

         WHEREAS, the Borrower shall pay to each B Term Loan Lender all accrued and unpaid interest on its B Term Loans to the date of effectiveness of this Amendment No. 2 on such date of effectiveness;

         WHEREAS, certain Subsidiary Guarantors will not satisfy the requirement to deliver certain Credit Documents within the time frame set forth in the Credit Agreement and

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                                       -2-

the Borrower has requested that the Administrative Agent and the Required Lenders waive such provisions of the Credit Agreement that have been breached as a result thereof;

         NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1. AMENDMENTS.

         (a) Section 4.02 of the Credit Agreement is hereby amended by adding to the end of such Section new paragraph (l) as follows:

              "(l) Notwithstanding anything contained in Section 4.01 or in this
         Section 4.02 to the contrary, 100% of the proceeds of all B1 Term Loans shall be used to repay B Term Loans."

         (b) Section 8 of the Credit Agreement is hereby amended by adding to the end of such Section a new subsection as follows:

              "Section 8.22. B1 Term Loan Proceeds. The Canadian Parent and the Borrower further covenant and agree that the proceeds of all B1 Term Loans will be used to refinance the existing B Term Loans."

         (c) The third sentence of Section 8.11(e) of the Credit Agreement is hereby amended by adding at the end of that sentence the following exception.

              "except that Qualified U.S. Obligors shall not be obligated to deliver Control Agreements for Disbursement Accounts in the United States unless and until the 60th day following the third consecutive Business Day on which the aggregate amount outstanding under such Disbursement Accounts exceeds $10,000,000."

         The Administrative Agent is hereby authorized to execute, as Collateral Agent on behalf of the Lenders, amendments to the U.S. Security Agreement and any Control Agreements to reflect the foregoing in its discretion.

         (d) Section 9.03 of the Credit Agreement is hereby amended by adding to the end of such Section the following clauses and deleting the word "and" at the end of clause (iv) and replacing the period at the end of clause (v) with a semi-colon:

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                                      -3-

              "(vi) the Canadian Parent or its Subsidiaries may make cash payments to repurchase Canadian Parent Common Shares so long as (x) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (y) the aggregate amount of cash expended by the Canadian Parent and its Subsidiaries pursuant to this clause
         (vi) shall not exceed $45,000,000, and (z) such repurchases are for the purpose of offsetting the issuance of Canadian Parent Common Shares issued on or after August 1, 2003 to directors, executive officers, members of management or employees of the Canadian Parent or any of its Subsidiaries; and

              (vii) the Canadian Parent or its Subsidiaries may make cash payments to repurchase Canadian Parent Common Shares in connection with a Permitted Acquisition so long as (x) such Permitted Acquisition is effected in accordance with the requirements of Section 8.13, (y) such repurchases are effected only after any approvals or consents of governmental authorities required for the completion of such Permitted Acquisition have been obtained, and (z) the Canadian Parent Common Shares so repurchased are transferred to the other party or parties to such Permitted Acquisition or, if the Permitted Acquisition is terminated or abandoned, issued or sold for cash consideration within 120 days of such termination or abandonment."

         (e) Section 11.01 of the Credit Agreement is hereby amended by deleting the first sentence under the definition of "Applicable Margin" and replacing it with the sentence set forth below. All references to "Applicable Margin" in the Credit Agreement shall hereafter be deemed to refer to the definition as amended hereby.

              " "Applicable Margin" shall mean a percentage equal to (i) in the case of B1 Term Loans maintained as (x) Base Rate Loans, 1.50%, and (y) Eurodollar Loans 2.50%, (ii) initially in the case of Revolving Loans maintained as (x) Base Rate Loans 1.50% and (y) Eurodollar Loans, 2.50% and (iii) initially in the case of Swingline Loans, 1.50%."

         (f) Section 11.01 of the Credit Agreement is hereby amended by adding in appropriate alphabetical order the following defined terms:

              "Disbursement Accounts" shall mean (i) accounts used for payroll or withholding tax, (ii) other fiduciary accounts or (iii) accounts that are operated in a manner such that they contain a zero balance at the close of business on each day."

              "Specific Deposit Account" shall have the meaning provided in
         Section 8.11(g)."

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                                      -4-

         (g) Section 13.19 of the Credit Agreement is hereby amended by replacing all references to the web address "oploanswebadmin@ssmb.com" in such Section to "oploanswebadmin@citigroup.com" and deleting paragraph (b) of such Section and replacing it with the following:

              "(b) Each Credit Agreement Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). Each Credit Agreement Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution."

         (h) The Administrative Agent and the Canadian Parent and its Subsidiaries are each hereby authorized, but not obligated, to execute any necessary amendments to existing Subsidiaries Guarantees of Foreign Subsidiaries and the Senior Unsecured Note Documents (to the extent approved by the Agents) to reflect that the Subsidiary Guarantee of each Foreign Subsidiary organized under the laws of Belgium, England or The Netherlands may contain language limiting the guarantee to an amount which would allow such guarantee to not constitute a fraudulent conveyance under applicable laws or violate applicable net assets or similar limitations in lieu of the 95% of asset limitation contained therein, provided that the specific language of such limitations shall be determined by local counsel satisfactory to the Agents and shall be subject to the approval of the Agents.

         All references in the Credit Agreement to "Foreign Subsidiaries Guaranty," "Subsidiaries Guaranty" and "US Subsidiaries Guaranty" as such terms relate to Subsidiaries Guarantees executed by a Foreign Subsidiary shall hereafter be deemed to refer to such Subsidiary Guarantees as they may be modified in accordance with this Section 1(h).

         (i) The Credit Agreement and the U.S. Security Agreement are hereby amended as necessary to provide that notwithstanding anything to the contrary contained therein, if a Control Agreement required to be delivered is not delivered on or prior to December 31, 2003 with respect to the Deposit Account of W.E. Andrews Company, held at Sovereign Bank, account number 84950010227 (the "Specific Deposit Account"), the Specific Deposit Account shall be closed.

         SECTION 2. DEFINITIONS. As used in this Amendment No. 2, the following terms have the meanings specified below:

         "Additional B1 Term Loan Commitment" means, with respect to an Additional B1 Term Loan Lender, the commitment of such Additional B1 Term Loan Lender to make Additional B1 Term Loans on the Amendment Effective Date, in an amount in Dollars set

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                                      -5-

forth next to the signature of such Additional B1 Term Loan Lender on this Amendment No. 2. The aggregate amount of the Additional B1 Term Loan Commitments shall equal the outstanding principal amount of B Term Loans of B Term Loan Lenders that do not execute and deliver this Amendment No. 2 on or prior to the Amendment Effective Date.

         "Additional B1 Term Loan Lender" means a Person with an Additional B1 Term Loan Commitment to make Additional B1 Term Loans to the Borrower on the Amendment Effective Date.

         "Additional B1 Term Loan" means a term loan or term loans in Dollars made pursuant to Section 3(b) of this Amendment No. 2 on the Amendment Effective Date.

         "Amendment Effective Date" means the date on which all conditions precedent set forth in Section 5 of this Amendment No. 2 are satisfied.

         "B1 Term Loan Commitment" means, with respect to a B Term Loan Lender, the agreement of such B Term Loan Lender to exchange its B Term Loans for an equal aggregate principal amount of B1 Term Loans on the Amendment Effective Date, as evidenced by such B Term Loan Lender executing and delivering this Amendment No. 2.

         "B1 Term Loan Lender" means, collectively, (i) each B Term Loan Lender that executes and delivers this Amendment No. 2 on or prior to the Amendment Effective Date and (ii) each Additional B1 Term Loan Lender.

         "B1 Term Loan" means a term loan or term loans in Dollars made pursuant to Section 3(a) or (b) of this Amendment No. 2 on the Amendment Effective Date.

         SECTION 3. B1 TERM LOANS.

         (a) Subject to the terms and conditions hereof, each B Term Loan Lender who delivers in connection herewith a B1 Term Loan Commitment severally agrees to exchange its B Term Loans for a like principal amount in Dollars of B1 Term Loans on the Amendment Effective Date and from and after the Amendment Effective Date such B Term Loans shall be deemed repaid.

         (b) Subject to the terms and conditions hereof, each Additional B Term Loan Lender severally agrees to make Additional B1 Term Loans in Dollars to the Borrower on the Amendment Effective Date in a principal amount equal to its B1 Term Loan Commitment on the Amendment Effective Date. The Borrower shall prepay all B Term Loans of B Term Loan Lenders that do not execute and deliver this Amendment No. 2 on the Amendment Effective Date with the gross proceeds of the Additional B1 Term Loans.

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                                      -6-

         (c) The Borrower shall pay all accrued and unpaid interest on the B Term Loans to the B Term Loan Lenders on the Amendment Effective Date. The B1 Term Loans shall have the same Interest Periods as the B Term Loans being replaced provided that interest on the B1 Term Loans shall accrue from the Amendment Effective Date until the last day of such continuing Interest Periods.

         (d) The B1 Term Loans shall have the same terms, rights and obligations as the B Term Loans as set forth in the Credit Documents, except as modified by
Section 1 of this Amendment No. 2, and all references to "B Term Loans," "B Term Loan Lenders" and "B Term Borrowings" (except as such references apply to B Term Loans being made on the Escrow Release Date or being repaid out of the proceeds of the B1 Term Loans) therein shall be deemed to be references to the "B1 Term Loans," "B1 Term Loan Lenders" and "B1 Term Borrowings," respectively and all references to B1 Term Loans shall refer to the B1 Term Loans made pursuant to this Amendment No. 2.

The Administrative Agent is hereby authorized to enter into an Amended and Restated Credit Agreement with the Canadian Parent and the Borrower to reflect the terms of this Amendment No. 2 and any previous amendments to the Credit Agreement, in its discretion, so long as, in connection therewith, (i) all other Credit Documents are amended or modified to reflect such Amended and Restated Credit Agreement to the extent deemed necessary by the Agents in their sole discretion, (ii) all security interests granted, and guaranties made, by the Canadian Parent and its Subsidiaries under the Credit Documents shall remain in full force and effect and perfected to the same extent as was in effect prior to the entering into of such Amended and Restated Credit Agreement and (iii) the Canadian Parent and/or any of its Subsidiaries deliver to the Agents and the Lenders any opinions, certificates and/or other documentations similar to such opinions, certificates and other documentations delivered to the Agents and/or the Lenders on each of the Escrow Deposit Date and Escrow Release Date, in each case to the extent reasonably requested by the Agents in their sole discretion.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Canadian Parent and the Borrower represents and warrants to the Lenders as of the date hereof that:

         (a) The execution and delivery of this Amendment No. 2 by the Borrower and the Canadian Parent has been duly authorized.

         (b) Neither the execution, delivery or performance by any Credit Party of this Amendment No. 2, nor compliance by any of them with the terms and provisions hereof, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality,
    (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a de-

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                                      -7-

    fault under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents), upon any of the material properties or assets of Canadian Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Canadian Parent or any of its Subsidiaries is a party or by which it or any of its Subsidiaries' property or assets is bound or to which it or any of its Subsidiaries may be subject, provided that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to indebtedness in an aggregate amount of less than $10,000,000 for all such agreements, or
    (iii) will violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or other charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or other charter documents) of the Canadian Parent or any of its Subsidiaries.

         (c) Before and after giving effect to this Amendment No. 2, the representations and warranties set forth in the Credit Agreement, are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

         (d) At the time of (other than as is being waived hereunder), and after giving effect to this Amendment No. 2, no Default or Event of Default has, or will have, occurred and is, or will be, continuing.

         SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment No. 2 shall become effective on the date on which each of the following conditions is satisfied:

         (a) The Administrative Agent (or its counsel) shall have received from
    (i) the Required Lenders, (ii) each B Term Loan Lender, or in lieu of one or more B Term Loan Lenders, one or more Additional B1 Term Loan Lenders providing Additional B1 Term Loan Commitments in an amount sufficient to repay all of the principal of the B Term Loans owed to such non-consenting B Term Loan Lenders, and (iii) each of the other parties hereto, either (x) a counterpart of this Amendment No. 2 signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment No. 2) that such party has signed a counterpart of this Amendment No. 2;

         (b) The Borrower shall have provided the Administrative Agent with a Notice of Borrowing meeting the requirements of Section 1.03(a) (other than the prior notice period requirement, which is hereby waived) on or prior to the Amendment Effective Date with respect to the borrowing of B1 Term Loans on the Amendment Effective Date.

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                                      -8-

         (c) Each B1 Term Loan Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit B-1 to the Credit Agreement, as modified by this Amendment No. 2, evidencing its B1 Term Loans;

         (d) The Borrower shall have paid to all B Term Loan Lenders simultaneously with the making of B1 Term Loans hereunder all accrued and unpaid interest on their B Term Loans to the Amendment Effective Date;

         (e) The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents) of the Agents; and

         (f) All corporate and other proceedings taken or to be taken in connection with this Amendment No. 2 and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Agents.

         SECTION 6. WAIVER.

         (a) Notwithstanding any provisions contained in the Credit Agreement or the U.S. Security Agreement that the Borrower or the other Credit Agreement Parties may be subject to, the Administrative Agent and Required Lenders hereby waive any and all breaches, that have occurred prior to the Amendment Effective Date, of the Credit Agreement and the U.S. Security Agreement caused by the failure of Subsidiary Guarantors to deliver the Control Agreements which are part of the Credit Documents with respect to the Disbursement Accounts and the Specific Deposit Account as required and within the time period specified therein.

         (b) The waiver set forth in (a) above shall be limited precisely as written and relates solely to the specific breach as described above, and nothing in this waiver shall be deemed to (i) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein under any circumstances other than for the limited purpose described above or (ii) prejudice any right or remedy that the Administrative Agent and Lenders may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this waiver) or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein.

         SECTION 7. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its and the other Agents' reasonable out-of-pocket cost and expenses incurred

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                                      -9-

by them in connection with this Amendment No. 2, including the reasonable out-of-pocket fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.

         SECTION 8. COUNTERPARTS. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 9. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10. HEADINGS. The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 11. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 be duly executed as of the date first above written.


                                  MOORE HOLDINGS U.S.A. INC., as Borrower

                                  By: /s/ Michael Kraus
                                     ------------------------------------------
                                     Name:  Michael Kraus
                                     Title: Senior Vice President, Mergers and
                                            Acquisitions

                                  MOORE WALLACE INCORPORATED,
                                  as a Guarantor

                                  By: /s/ Michael Kraus
                                     ------------------------------------------
                                     Name:  Michael Kraus
                                     Title: Senior Vice President, Mergers and
                                            Acquisitions

                                  CITICORP NORTH AMERICA, INC.,
                                  as Administrative Agent and a Lender

                                  By: /s/ Robert H. Chen
                                     ------------------------------------------
                                     Name:  Robert H. Chen
                                     Title: Vice President